                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           Village Super Market, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                           VILLAGE SUPER MARKET, INC.
                              733 MOUNTAIN AVENUE
                         SPRINGFIELD, NEW JERSEY 07081

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 6, 2002

                            ------------------------

     The Annual Meeting of the shareholders of Village Super Market, Inc. will be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081 on Friday, December 6, 2002 at 10:00 A.M. for the following purposes:

        (1) To elect eight directors for the ensuing year;

        (2) To ratify the selection of independent public accountants; and

        (3) To transact any other business which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 10, 2002 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By order of the Board of Directors,

                                                                  ROBERT SUMAS,
                                                            Secretary

November 8, 2002

                           VILLAGE SUPER MARKET, INC.
                              733 MOUNTAIN AVENUE

                         SPRINGFIELD, NEW JERSEY 07081

                            ------------------------

                                PROXY STATEMENT

                                DECEMBER 6, 2002

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of Village Super Market, Inc. (the "Company") in connection with the solicitation by and on behalf of the management of the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on December 6, 2002 at 10:00 a.m. and at all postponements or adjournments thereof.

     At the close of business on October 10, 2002, the Company had outstanding and entitled to vote 1,480,600 shares of Class A common stock, no par value, and 1,594,076 shares of Class B common stock, no par value. The holders of the outstanding shares of Class A Stock are entitled to one vote per share and the holders of Class B Stock are entitled to ten votes per share. Shareholders of record at the close of business on October 10, 2002 are entitled to vote at this meeting.

     All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies previously have been revoked. Unless the proxies indicate otherwise, the shares of Common Stock represented by such proxies will be voted for the election of management's nominees for directors and to ratify the selection of independent public accountants. Management does not know of any other matter to be brought before the Annual Meeting.

     The Company's address is 733 Mountain Avenue, Springfield, New Jersey and its telephone number is (973) 467-2200. This notice, proxy statement and enclosed form of proxy are being mailed to shareholders on or about November 8, 2002.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (a) delivering written notice of such revocation to Secretary of the Company at its office; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) appearing at the Meeting and requesting the return of his or her proxy.

     YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                         SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock by: (i) persons known by the Company to own beneficially more than 5% of its Class A Stock or Class B Stock;
(ii) each director of the Company; and (iii) all directors and executive officers of the Company collectively:

                                            CLASS A STOCK(1)                      CLASS B STOCK(1)
                                 --------------------------------------   ---------------------------------
                                                            PERCENTAGE                          PERCENTAGE
                                    SHARES                      OF         SHARES                   OF
                                     OWNED                   CLASS(3)      OWNED                 CLASS(4)
NAME(2)                             ------                  ----------     ------               ----------
Perry Sumas....................        126,565(5)(6)(11)(12)       8.5     510,628(7)(22)            32.0
James Sumas....................         76,409(5)(6)(12)(14)       5.2     288,042(7)(8)             18.1
Robert Sumas...................         61,302(5)(6)(12)(15)       4.1     193,699(9)                12.2
William Sumas..................         82,423(11)(12)            5.6      155,483(22)                9.8
John Sumas.....................        102,676(10)(11)(12)        6.9      142,779(22)                9.0
George J. Andresakes...........         24,000(6)(20)             1.6          --                     --
John J. McDermott..............            600(21)                --           --                     --
Steven Crystal.................         22,000                    1.5          800                     .1
All directors and executive
  officers as a group (10
  persons).....................        268,782(13)               18.2     1,176,391                  73.8
Franklin Resources, Inc. ......        105,000(16)                7.1          --                     --
Wister Morris III..............         98,045(19)                6.6          --                     --
AXA Financial, Inc.............         81,100(23)                5.5          --                     --
Norman Crystal.................        221,800(17)               15.0      109,280(18)                6.9

---------------
 (1) Except as noted, each person has sole investment power and sole voting power with respect to the shares beneficially owned.
 (2) The address of each of the Company's principal shareholders is in care of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081.
 (3) Based upon 1,480,600 shares of Class A Stock outstanding.
 (4) Based upon 1,594,076 shares of Class B Stock outstanding.
 (5) Includes 25,680 shares held by the Company's pension trust of which Perry Sumas, James Sumas and Robert Sumas are trustees.
 (6) Includes 19,000 shares held by a charitable trust of which Perry Sumas, James Sumas, Robert Sumas and George J. Andresakes are trustees.
 (7) Includes 63,172 shares as to which Perry Sumas and James Sumas have agreed to share the power to vote pursuant to a Voting Agreement dated March 4, 1987.
 (8) Includes 2,940 shares owned jointly by Mr. and Mrs. James Sumas; and 9,955 shares owned by Mrs. James Sumas; and 3,280 shares held by Mr. and Mrs. James Sumas as custodians for their children.
 (9) Includes 49,643 shares owned by Mrs. Robert Sumas.
(10) Includes 100 shares owned by Mrs. John Sumas and 1,200 shares held by Mr. and Mrs. John Sumas as custodians for their minor children.
(11) Includes 70,167 shares held in the name of Perry Sumas, William Sumas and John Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Perry Sumas.
(12) Includes 11,000 shares represented by options exercisable by him under the Company's Stock Option Plan.
(13) Includes 80,600 shares represented by options exercisable by all officers and directors under the Company's Stock Option Plan.
(14) Includes 3,842 shares owned by Mrs. James Sumas.
(15) Includes 3,842 shares owned by Mrs. Robert Sumas.
(16) Pursuant to a Schedule 13G dated February 7, 2000, Franklin Resources, Inc. may be deemed to be the beneficial owner of 105,000 shares of the Company. Franklin's address is 777 Mariners Island Blvd., San Mateo, California 94404.
(17) Includes 14,300 shares owned by Mrs. Norman Crystal.
(18) Includes 28,400 shares owned by Mrs. Norman Crystal.
(19) Pursuant to a Schedule 13D dated August 23, 2001, Wister Morris III may be deemed to be the beneficial owner of 98,045 shares of the Company. Mr. Morris address is c/o the Pennsylvania Trust Co., Five Radnor Corporate Center, Suite 450, Radnor, PA, 19087.
(20) Includes 5,000 shares represented by options exercisable by him under the Company's Stock Option Plan.
(21) Includes 600 shares represented by the unexercised options exercisable by him under the Company's Stock Option Plan.
(22) Includes 25,934 shares held in the name of Perry Sumas, William Sumas and John Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Perry Sumas.
(23) Pursuant to a Schedule 13G dated February 11, 2002, AXA Financial, Inc. may be deemed to be the beneficial owners of 81,100 shares of the Company. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

     These five members of the Sumas family beneficially own 164,682 shares of Class A Stock and 1,175,591 shares of Class B Stock, or 68.4% of the combined voting power.

     The aggregate number of shares of Class B Stock owned by Perry Sumas and his sons, William Sumas and John Sumas, exceeds the aggregate number of shares of Class B Stock owned by James Sumas and Robert Sumas (the "Excess Shares"). Perry Sumas and James Sumas have entered into an agreement whereby the Excess Shares will be voted pursuant to the mutual agreement of James Sumas and Perry Sumas. The voting agreement will be automatically cancelled if Perry Sumas either: (i) converts the Excess Shares into shares of Class A Stock; or (ii) exchanges 50% of the Excess Shares for shares of Class A Stock owned by James Sumas.

                             ELECTION OF DIRECTORS

     The following eight persons will be nominated by the management of the Company for election as directors at the Annual Meeting. If elected, they will serve until their successors are duly elected and qualified at the next Annual Meeting of Shareholders, which is expected to be held on December 5, 2003. Directors shall be elected by a plurality of the votes cast. All of the nominees are now directors of the Company.

     Certain information is given below with respect to each nominee for election as a director. The table below and the following paragraphs list their respective ages, positions and offices held with the Company, the period served as a director and business experience during the past 5 years. Perry Sumas is the father of William Sumas and John Sumas and is the uncle of James Sumas and Robert Sumas. The other nominees are not related.

                                    NOMINEES

     The following table sets forth information concerning the nominees for director:

                                         AGE
NAME                                     ---           POSITION WITH THE COMPANY
Perry Sumas..........................     87     President, Chief Executive Officer
                                                 and
                                                   Director
James Sumas..........................     69     Chief Operating Officer, Treasurer
                                                 and Chairman of the Board of
                                                   Directors
Robert Sumas.........................     61     Executive Vice President, Secretary
                                                 and Director
William Sumas........................     55     Executive Vice President and Director
John Sumas...........................     53     Executive Vice President and Director
George J. Andresakes.................     89     Director
John J. McDermott....................     77     Director
Steven Crystal.......................     46     Director

     Perry Sumas, together with Nicholas Sumas, founded the Company in 1937. He has served as a Director of the Company since its incorporation in 1954 and has served as President and Chief Executive Officer since 1973.

     James Sumas was elected Chairman of the Board in 1989. He also serves as the Company's Chief Operating Officer and as its Treasurer. He has served as Vice President, Treasurer and a Director of the Company since its incorporation in 1955. James Sumas is Vice Chairman of Wakefern Food Corporation and is a member of its Board of Directors. Mr. Sumas also is the Chairman of Wakefern's Grocery Committee and its Advertising Committee. In addition, he is Vice Chairman of Wakefern's Sales and Merchandising Committee and of ShopRite Supermarkets, Inc., Wakefern's supermarket operating subsidiary. Mr. Sumas also is a member of Wakefern's Finance, Trade Name and Trademark and Strategic Planning Committees.

     Robert Sumas has served as Vice President, Secretary and a Director of the Company since 1969. Since 1989, he has served as an Executive Vice President. He has responsibility for finance and administration matters and retail computer operations. Robert Sumas is Chairman of Wakefern's General Merchandise Committee and is a member of Wakefern's Communications, Consumer Affairs and Property Management Committees.

     William Sumas has served as Vice President and a Director of the Company since 1980. Since 1989, he has served as an Executive Vice President. He has responsibility for real estate development. William Sumas is Chairman of Wakefern's Commercial Bakery Committee and is a member of Wakefern's Loss Prevention Policy Committee. He also serves as Chairman of the New Jersey Food Council.

     John Sumas has served as Vice President and a Director of the Company since 1982. Since 1989, he has served as an Executive Vice President. He has responsibility for the Company's frozen food, appetizing and fresh bakery operations. John Sumas is a member of Wakefern's Frozen Food, Dairy/Deli and Fresh Bakery Committees.

     George J. Andresakes has served as a Director of the Company since 1969. He was General Counsel to the Company until 1979 and is now retired.

     John J. McDermott has served as a Director of the Company since 1982. Mr. McDermott is the President of John J. McDermott Enterprises, a bank consulting firm. He was Executive Vice President of Dollar Dry Dock Savings from 1983 until he retired in 1989. Mr. McDermott previously served as General Counsel to the Company from 1982 to 1983.

     Steven Crystal has served as a Director of the Company since 2001. Mr. Crystal is a registered floor broker with the New York Mercantile Exchange and the Commodity Futures Trading Commission. Mr. Crystal is an independent commodities and securities investor. Mr. Crystal also owns and manages residential and commercial real estate.

     The Certificate of Incorporation includes a provision that no director shall be personally liable for monetary damages to the Company or its shareholders for a breach of any fiduciary duty except for: (i) breach of a director's duty of loyalty; (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) intentionally or knowingly authorizing any unlawful dividends or distributions; and (iv) any transaction from which a director derived an improper personal benefit.

     Directors who are not employees of the Company receive $250 per diem for attendance at meetings of the Board of Directors.

                       DIRECTORS MEETINGS AND COMMITTEES

     The Board held four meetings in fiscal 2002. All directors attended at least 75% of the meetings of the Board. The Board does not have a standing nominating committee.

     The Executive Committee, which consists of Perry Sumas, James Sumas, Robert Sumas, William Sumas and John Sumas, meets on call and is authorized to act on all matters pertaining to corporate policies and overall Company performance.

     The Compensation Committee, which consists of Perry Sumas, James Sumas and George Andresakes, establishes the compensation of the officers of the Company.

     Members of each committee attended at least 75% of the meetings of their respective committees.

                             EXECUTIVE COMPENSATION

     Except for the Stock Option Plan, the Company does not have any long term compensation plans. The following table sets forth the compensation paid by the Company during the last three fiscal years to the Chief Executive Officer and the four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                           ANNUAL COMPENSATION     COMPENSATION          OTHER
                                          ---------------------       AWARDS             ANNUAL
      NAME AND POSITION           YEAR    SALARY($)    BONUS($)     OPTIONS(#)     COMPENSATION(A)($)
      -----------------           ----    ---------    --------    ------------    ------------------
Perry Sumas...................    2002     302,025      55,000          --                   --
President and Chief Executive     2001     273,940          --          --                   --
Officer                           2000     284,920          --          --                   --
James Sumas...................    2002     472,863      75,000          --                1,596
Chairman of Board and Chief       2001     441,863      36,000          --                2,750
Operating Officer and
  Treasurer                       2000     446,063      73,000          --                2,625
Robert Sumas..................    2002     401,721      75,000          --                2,625
Executive Vice President          2001     387,921      32,000          --                2,750
and Secretary                     2000     365,421      64,000          --                2,625
William Sumas.................    2002     333,525      75,000          --                2,625
Executive Vice President          2001     317,430      32,000          --                2,750
                                  2000     293,660      64,000          --                2,625
John Sumas....................    2002     336,493      75,000          --                1,594
Executive Vice President          2001     320,620      32,000          --                2,750
                                  2000     319,041      64,000          --                2,625

---------------
(a) Company Paid 401K match

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR

                                      AND
                         FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to the exercise of options during fiscal 2002 and the value of the unexercised options as of July 27, 2002.

                                          SHARES                      NUMBER OF             VALUE OF
                                         ACQUIRED                    UNEXERCISED           UNEXERCISED
                                            ON          VALUE         OPTIONS AT          IN-THE-MONEY
                 NAME                    EXERCISE      REALIZED    JULY 27, 2002(1)    AT JULY 27, 2002(2)
                 ----                    --------      --------    ----------------    -------------------
Perry Sumas...........................       0            0            11,000                $196,900
James Sumas...........................       0            0            11,000                $196,900
Robert Sumas..........................       0            0            11,000                $196,900
William Sumas.........................       0            0            11,000                $196,900
John Sumas............................       0            0            11,000                $196,900

---------------
(1) All outstanding options held by Executive Officers were exercisable at year end.

(2) Based upon the price of $27.90 as of July 27, 2002.

BENEFIT PLANS

     The Company maintains a defined benefit pension plan for employees not covered by a collective bargaining agreement who have been employed with the Company for more than six months and who are over the age of twenty-one. The amount of the Company's contribution to this plan with respect to a specified person cannot readily be separated or individually calculated by the actuaries for the plan. For purposes of determining plan benefits, compensation is the regular base pay of the participant plus bonuses, overtime pay and other extra compensation. Effective January 1, 1989, the plan benefit formula was amended. Retirement benefits are equal to the pension accrued to December 31, 1988 plus 1% of average compensation times each year of post-1988 service plus .75% of average compensation in excess of Table II of the 1989 Covered

Compensation Table times each year of post-1988 service. Average compensation for post-1988 service is based on the five highest consecutive years' compensation. The approximate annual retirement benefits at age 65 (computed as of January 1, 2002) are $70,740 to James Sumas; $76,968 to Robert Sumas; $82,236 to William Sumas; $86,904 to John Sumas; and $459,504 to all executive officers and directors as a group. Due to his age, Perry Sumas cannot participate in this plan.

     The Company also maintains a plan which permits salary reduction contributions by participants under Section 401(k) of the Internal Revenue Code. Pursuant to this plan, each person not covered by a collective bargaining agreement who has been employed by the Company for more than twelve months and is over the age of twenty-one may direct that a percentage of his or her salary, up to 18%, but not more than $11,000, be withheld and paid over to the plan trustees for investment. The Company, in turn, will pay to the plan trustees a further sum equal to the lesser of (a) 25% of the amount so directed by the employee to be withheld from the employee's salary and contributed to the plan or (b) 1.5% of the employee's salary. Until the employee has reached his normal retirement age, the employee's contribution may not be withdrawn without incurring a tax penalty.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Securities and Exchange Commission has adopted rules concerning the format for the disclosure of executive compensation. These rules also require proxy statement disclosure of specified information regarding certain relationships of executive officers and members of the Company's board of directors which might bear on decisions concerning the compensation of executive officers of the Company. None of the executive officers or the members of the Company's board of directors has a relationship requiring such disclosure except as set forth below. The Compensation Committee consists of Perry Sumas, who is an executive officer of the Company serving as the President and Chief Executive Officer; James Sumas, who is an executive officer of the Company serving as the Chairman of the Board of Directors, Chief Operating Officer and Treasurer; and George J. Andresakes, who is a former executive officer of the Company, having resigned as General Counsel in 1979. As noted elsewhere in the Proxy Statement under "Certain Transactions", Perry Sumas and James Sumas, through Sumas Realty Company and Sumas Realty Associates, have certain business relationships with the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Company's compensation policies, as applicable to its executive officers, are administered by its Compensation Committee of the Board of Directors (the "Committee"). The Committee members recognize that the Company is, to a significant extent, a family owned business. The Chief Executive Officer and each of the other executive officers named in this proxy statement own substantial amounts of the Company's common stock and thus have a direct and substantial interest in the long-term growth of shareholder's wealth. In light of this ownership, there is less need to directly relate executive compensation to Company performance.

     The basic criteria used in making determinations concerning compensation is the level of compensation paid to comparable executives in the industry, in particular to corporate executives at other ShopRite co-op members and at competing regional supermarket chains. The principal factors which have been considered by the Committee in implementing this policy are time devoted to Company affairs, reputation in the industry, record of accomplishment and efforts on the Company's behalf. Increases in the cost of living also have been considered.

     The Committee decided to grant performance bonuses in fiscal 2002, 2001 and 2000 based on the efforts of those executives in achieving substantially improved financial performance in those years.

     The Committee notes that compensation tables required by the rules of the Securities and Exchange Commission are based upon fiscal year totals, which in the case of the Company are July to July periods of 52 or 53 weeks. Executive compensation decisions are implemented on a calendar year basis. Thus, minor apparent year to year variations in compensation levels appearing in the tables may not be reflective of actual Committee actions.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                  PERRY SUMAS
                                  JAMES SUMAS
                              GEORGE J. ANDRESAKES

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Company's Class A Common Stock against the cumulative total return of the S&P 500 Composite Stock Index and the NASDAQ Retail Index for the Company's last five fiscal years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

              AMONG VILLAGE SUPER MARKET, INC., THE S&P 500 INDEX
                          AND THE NASDAQ RETAIL INDEX
[PERFORMANCE GRAPH]

                                                      VILLAGE SUPER                                           NASDAQ RETAIL
                                                      MARKET, INC.                   S&P 500                      TRADE
                                                      -------------                  -------                  -------------
7/97                                                     100.00                      100.00                      100.00
7/98                                                     171.43                      119.28                      119.01
7/99                                                     144.29                      143.38                      117.95
7/00                                                     148.57                      156.25                       76.59
7/01                                                     222.29                      133.86                       84.56
7/02                                                     308.00                      102.23                       83.79

                                 EQUITY COMPENSATION PLAN INFORMATION
------------------------------------------------------------------------------------------------------
                                                                              Number of securities re-
                                                                              maining available for
                                                                              future issuance under
                                                                              equity compensation
                          Number of securities to   Weighted-average          plans (excluding
                          be issued upon exercise   exercise price of         securities reflected in
Plan category             of outstanding options    outstanding options       column(a))
------------------------------------------------------------------------------------------------------
                                    (a)                       (b)                       (c)
------------------------------------------------------------------------------------------------------
Equity compensation
  plans approved by
  security holders                131,200                    $10.93                    14,000
Equity compensation
  plans not approved by
  security holders                   --                        --                        --
------------------------------------------------------------------------------------------------------

     The information in the above table is as of July 27, 2002. All data relates to the 1997 Incentive and Non-Statutory Stock Option Plan.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Committee in fiscal 2002 were John J. McDermott (Chair), George Andresakes and Steven Crystal. The Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended July 27, 2002 filed with the Securities and Exchange Commission.

     Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended July 27, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $75,000.

     Financial Information Systems Design and Implementation Fees.  None.

     All Other Fees. The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended July 27, 2002 were $183,750. All of these fees relate to tax compliance, tax strategies and employee benefit plan audits.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the auditors' independence.

                                          Audit Committee

                                          JOHN J. MCDERMOTT
                                          GEORGE ANDRESAKES
                                          STEVEN CRYSTAL

                              CERTAIN TRANSACTIONS

     The Company's supermarket in Springfield, New Jersey and its executive headquarters in Springfield, New Jersey are leased from Sumas Realty Company. Sumas Realty Company is a corporation owned by James Sumas, Robert Sumas, Perry Sumas and his two daughters.

     The lease with respect to the Company's supermarket in Springfield is dated June 1, 1986 and expires on May 31, 2006. In fiscal 2002, the Company paid $340,000 in rent to Sumas Realty under this lease.

     The Company's executive office in Springfield also is leased from Sumas Realty Company. This lease expired on January 31, 2002 but has been extended until January 31, 2003. The Company paid $206,840 to Sumas Realty under this lease during fiscal 2002.

     The Company believes that the terms of the leases listed above are as favorable to the Company as it could have obtained from unrelated lessors.

     The Company's supermarket in Chatham, New Jersey is leased from Hickory Square Associates, a limited partnership. The lease is dated April 1, 1986 and expires March 31, 2006. The annual rent under this lease is $549,160. Sumas Realty Associates is a 30% limited partner in Hickory Square Associates. Sumas Realty Associates is a general partnership among Perry Sumas, James Sumas, Robert Sumas, William Sumas and John Sumas.

  Pending transaction:

     On September 19, 2002, the Company entered into an agreement with an unrelated real estate investment trust (the "REIT"). The Company's purpose in entering into this agreement is to provide for the development of an 80,000 sq. ft. replacement store in Somers Point, NJ with minimal cash outlay by the Company, and to ensure continued occupancy of the Springfield, NJ store and the Company's headquarters. This transaction, while subject to various contingencies, is expected to close in the second quarter of fiscal 2003.

     The Company will sell the land and building currently occupied by the Somers Point store for $3,500,000 to the REIT. The Company will execute a lease with the REIT to continue occupancy of the current Somers Point store until the replacement store is opened. The Company will execute a lease for the replacement store in Somers Point to be constructed by the REIT.

     In addition, the Company will execute long-term leases with the REIT for the Springfield store and the Company's headquarters. These properties are currently leased from Sumas Realty Company. The Company will agree to cancel its current leases with Sumas Realty Company. The combined annual rents of these two new leases are approximately the same as the annual rents of the leases to be cancelled.

     As part of this transaction, the shareholders of Sumas Realty Company are selling their shares in Sumas Realty Company to the REIT. Sumas Realty Company's assets consist substantially of the Springfield store, the Company headquarters and undeveloped land in Somers Point upon which a 130,000 sq. ft. retail center is to be developed by the REIT.

     Based on the terms of the proposed transaction, management believes there will be no material gain or loss recognized from the sale of the Somers Point store and the cancellation of the two leases.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The selection by the Board of Directors, on recommendation of the Audit Committee, of KPMG LLP, as independent public accountants to examine the financial statements of the Company for the fiscal year ending July 26, 2003, is to be submitted at the meeting for ratification or rejection. The financial statements of the Company for the 2002, 2001 and 2000 fiscal years were examined by KPMG LLP.

     Representatives of KPMG LLP are expected to be present at the 2002 Annual Meeting of Shareholders and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

     Although ratification by the stockholders of the selection of independent public accountants is not required, the Board will reconsider its selection of KPMG LLP if such ratification is not obtained. Ratification shall require a majority of the votes cast.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any proposal that a shareholder intends to present at the Company's 2003 Annual Meeting of Shareholders, presently scheduled to be held on December 5, 2003, and requests to be included in the Company's Proxy Statement for the 2003 Annual Meeting, must be received by the Company no later than June 1, 2003. Such requests should be made in writing and sent to the Secretary of the Company, Robert Sumas, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

                                 OTHER MATTERS

     The Company will furnish a copy of its Annual Report on Form 10-K for the year ended July 27, 2002, without exhibits, without charge to each person who forwards a written request, including a representation that he was a record or beneficial holder of the Company's Common Stock on October 10, 2002. Requests are to be addressed to Mr. Robert Sumas, Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

     All expenses incurred in connection with the preparation and circulation of this Proxy Statement in an amount that would normally be expended in connection with an Annual Meeting in the absence of a contest will be paid by the Company. No solicitation expenses will be incurred. Management does not know of any other business that will be presented at the Annual Meeting.

                                          By order of the Board of Directors,

                                                      ROBERT SUMAS,

                                                         Secretary
November 8, 2002

                           VILLAGE SUPER MARKET, INC.
               733 MOUNTAIN AVENUE, SPRINGFIELD, NEW JERSEY 07081

         PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

    The undersigned hereby appoints Perry Sumas and Robert Sumas, and each of them, proxies for the undersigned, with full power of substitution, to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Village Super Market, Inc. (the "Company"), to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on Friday, December 6, 2002 at 10:00 A.M. and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as indicated below upon the following matters, which are described more fully in the accompanying proxy statement.

I authorize and instruct my Proxy to:

    1. [ ] VOTE FOR all nominees for the Company's Board of Directors listed below: except that I WITHHOLD AUTHORITY for the following nominees (if any)

      Perry Sumas, James Sumas, Robert Sumas, William Sumas, John Sumas, George
      J. Andresakes, John J. McDermott, and Steven Crystal.

      [ ] VOTE WITHHELD from all nominees.

    2. VOTE FOR [ ] AGAINST [ ] ABSTAIN [ ] approval of KPMG LLP, to be the independent auditors of the Company for fiscal 2003.

                                 (Continued and to be signed, on the other side)

(see other side)

    3. In their discretion, to vote upon such other business as may properly come before the meeting and all adjournments thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 through 3.

    Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                        ------------------------
                                                        Signature

                                                        ------------------------
                                                        Signature, if held
                                                        jointly

                                                        Dated  2002

                                                        PLEASE MARK, SIGN, DATE
                                                        AND RETURN THE PROXY
                                                        CARD PROMPTLY, USING THE
                                                        ENCLOSED ENVELOPE.